Exhibit 3.2

CERTIFICATE OF INCREASE

of

SHARES DESIGNATED

as

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

CABOT OIL & GAS CORPORATION

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

CABOT OIL & GAS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST: No shares of the series of Preferred Stock of the Corporation designated as “Series A Junior Participating Preferred Stock” have been issued.

SECOND: That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors on February 24, 2006 adopted the following resolutions to increase the number of authorized shares of the series of Preferred Stock of the Corporation designated as “Series A Junior Participating Preferred Stock”:

RESOLVED, that the Board of Directors hereby adopts and approves an amendment to the resolution adopted by the Board of Directors on January 21, 1991 establishing the terms of a series of Preferred Stock designated as the “Series A Junior Participating Preferred Stock,” as previously amended by the Board of Directors on February 19, 2002, to change all references to the number of shares constituting the Series A Junior Participating Preferred Stock to 1,200,000 shares; and further

RESOLVED, that the Certificate of Designations with respect to the Series A Junior Participating Preferred Stock be amended by replacing the number “800,000” in the resolution included in, and in Section 1 of, such Certificate of Designations (as previously amended) with the number “1,200,000” so that, as amended, the first sentence of said Section shall be and read as follows:

There shall be a series of Preferred Stock that shall be designated “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 1,200,000.

IN WITNESS WHEREOF, the undersigned has executed this Certificate and does affirm the foregoing as true this 30th day of May, 2006.

CABOT OIL & GAS CORPORATION

By:	/s/ Lisa A. Machesney
Lisa A. Machesney
Vice President, Managing Counsel and
Corporate Secretary

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